Exhibit 99.1

Air Lease Corporation Announces Third Quarter 2012 Results

Los Angeles, California, November 8, 2012 — Air Lease Corporation (ALC) (NYSE: AL) announced today the results of its operations for the three and nine months ended September 30, 2012.

Highlights

Air Lease Corporation reports another consecutive quarter of fleet, revenue, profitability and financing growth:

•                  Doubled diluted EPS to $0.36 per share in the third quarter of 2012 compared to $0.18 in the third quarter of 2011. Diluted EPS increased 173% to $0.90 per share for the nine months ended September 30, 2012 compared to $0.33 per share for the nine months ended September 30, 2011.

•                  Delivered five aircraft from our order book, growing our fleet to 142 aircraft, cost now exceeds $6 billion and is spread across a diverse and balanced customer base of 66 airlines and 37 countries.

•                  Completed successful senior unsecured notes offering of $500 million due 2016 bearing interest at a rate of 4.5%.

The following table summarizes the results for the three and nine months ended September 30, 2012 and 2011 (in thousands, except share amounts):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% change	2012	2011	% change
Revenues	$174,925	$ 92,125	90%	$465,651	$221,684	110%
Income before taxes	$ 57,193	$ 28,341	102%	$142,687	$ 44,154	223%
Net income	$ 37,011	$ 18,271	103%	$ 92,110	$ 28,470	224%
Cash provided by operating activities	$132,276	$ 83,076	59%	$372,496	$166,197	124%
Diluted EPS	$ 0.36	$ 0.18	100%	$ 0.90	$ 0.33	173%
Adjusted net income(1)	$ 44,602	$ 25,122	78%	$115,415	$ 56,294	105%
Adjusted EBITDA(1)	$161,467	$ 79,954	102%	$422,683	$188,001	125%

(1)   See notes 1 and 2 to the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income and adjusted EBITDA.

“We are pleased with ALC’s strong financial and operating performance this quarter, resulting in doubled year over year EPS.  Our business model and fundamentals are producing results that exceed the internal plans laid out at the Company’s founding.  We continue to execute our robust growth trajectory due to our contracted delivery stream that carries on into the next decade.  Although global macro concerns continue to exist, our experienced leadership team has planned ALC’s business model from the outset to adapt to cyclical changes in the industry,” said Steven F. Udvár-Hazy, Chairman and Chief Executive Officer of Air Lease Corporation.

“We completed our final placements for 2013 and 2014, and now turn our attention to the back half of 2015.  ALC has on order the aircraft types that the market demands and the financing rates have remained low, resulting in yields that are in line with our plan.  Our operating results follow our order pipeline, whereby a large second quarter of deliveries drove the strong third quarter revenue growth.  As we have told you before, we have many aircraft in our pipeline delivering to Asian operators and you can now start to see our fleet concentration shifting in that direction.  In particular, the major Chinese airlines are beginning a replacement cycle for their first generation western built aircraft, such as the Boeing 737-300/400,” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

Fleet Growth

Building on our base of 137 aircraft at June 30, 2012, we added five aircraft during the third quarter of 2012 and ended the quarter with 142 aircraft spread across a diverse and balanced customer base of 66 airlines based in 37 countries.

Below are portfolio metrics of our fleet as of September 30, 2012 and December 31, 2011:

	September 30, 2012	December 31, 2011
Fleet size	142	102
Weighted-average fleet age(1)	3.4 years	3.6 years
Weighted-average remaining lease term(1)	7.0 years	6.6 years
Aggregate fleet cost	$6.16 Billion	$4.37 Billion

(1)            Weighted-average fleet age and remaining lease term calculated based on net book value.

Over 90% of our aircraft are operated internationally. The following table sets forth the percentage of net book value of our aircraft portfolio in the indicated regions as of September 30, 2012 and December 31, 2011:

	September 30, 2012	December 31, 2011
Region	% of net book value	% of net book value
Europe	38.6%	40.6%
Asia/Pacific	35.6	33.5
Central America, South America and Mexico	12.3	12.2
U.S. and Canada	7.9	9.1
The Middle East and Africa	5.6	4.6
Total	100.0%	100.0%

The following table sets forth the number of aircraft we leased by aircraft type as of September 30, 2012 and December 31, 2011:

	September 30, 2012		December 31, 2011
Aircraft type	Number of aircraft	% of total	Number of aircraft	% of total
Airbus A319/320/321	39	27.5%	31	30.4%
Airbus A330-200/300	17	12.0	11	10.8
Boeing 737-700/800	40	28.2	38	37.2
Boeing 767-300ER	3	2.1	3	2.9
Boeing 777-200/300ER	7	4.9	5	4.9
Embraer E175/190	28	19.7	12	11.8
ATR 72-600	8	5.6	2	2.0
Total	142	100.0%	102	100.0%

We have made further progress in placing our aircraft. As of September 30, 2012, we have entered into contracts for the lease of all 70 aircraft delivering through 2014, for nine new aircraft delivering in 2015 and for eight new aircraft delivering after 2016.

Debt Financing Activities

During the third quarter of 2012, the Company entered into additional debt facilities aggregating $546.4 million, which included $450.0 million in senior unsecured notes, a $90.0 million addition to our Syndicated Unsecured Revolving Credit Facility and additional unsecured term facilities aggregating $6.4 million. We ended the quarter with total unsecured debt outstanding of $2.5 billion. The Company’s unsecured debt as a percentage of total debt increased to 58.6% as of September 30, 2012 from 31.7% as of December 31, 2011. We ended the third quarter of 2012 with a conservative balance sheet with low leverage and ample available liquidity of $1.47 billion. As part of our financing strategy we will continue to focus on financing the Company on an unsecured basis.

We will continue to focus our financing efforts on raising unsecured debt through the international and domestic capital markets, the global bank market, reinvesting cash flow from operations and, to a limited extent, secured financings including government guaranteed loan programs from the European Export Credit Agencies in support of our new Airbus aircraft deliveries, from Ex-Im Bank in support of our new Boeing aircraft deliveries and direct financing from BNDES/SBCE in support of our new Embraer deliveries.

As of September 30, 2012, we had established a diverse lending group consisting of 33 banks across four general types of lending facilities. The Company’s debt financing was comprised of the following at September 30, 2012 and December 31, 2011 (dollars in thousands):

	September 30, 2012	December 31, 2011
Secured
Term financings	$675,245	$735,285
Warehouse facilities	1,107,547	1,048,222
Total secured debt financing	1,782,792	1,783,507
Unsecured
Term financings	268,301	148,209
Convertible senior notes	200,000	200,000
Senior notes	1,725,000	120,000
Revolving credit facilities	330,000	358,000
Total unsecured debt financing	2,523,301	826,209

Total secured and unsecured debt financing	4,306,093	2,609,716
Less: Debt discount	(10,017)	(6,917)
Total debt	4,296,076	$2,602,799

Selected interest rates and ratios:
Composite interest rate(1)	3.97%	3.14%
Composite interest rate on fixed rate debt(1)	5.06%	4.28%
Percentage of total debt at fixed rate	54.32%	24.26%

(1)Based on debt balances and rates in effect as of September 30, 2012 and December 31, 2011. This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on November 8, 2012 at 4:30 PM Eastern Time to discuss the Company’s third quarter 2012 financial results.

The earnings call will be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

About Air Lease Corporation

Air Lease Corporation is an aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline partners worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.

Contact

Investors:

Ryan McKenna

Assistant Vice President, Strategic Planning & Investor Relations

Email: rmckenna@airleasecorp.com

Media:

Laura St. John

Media and Investor Relations Coordinator

Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•                  our inability to make acquisitions of, or lease, aircraft on favorable terms;

•                  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•                  our inability to obtain refinancing prior to the time our debt matures;

•                  impaired financial condition and liquidity of our lessees;

•                  deterioration of economic conditions in the commercial aviation industry generally;

•                  increased maintenance, operating or other expenses or changes in the timing thereof;

•                  changes in the regulatory environment;

•                  our inability to effectively deploy the net proceeds from our capital raising activities; and

•                  potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	September 30, 2012	December 31, 2011
	(unaudited)
Assets
Cash and cash equivalents	$439,681	$281,805
Restricted cash	111,784	96,157
Flight equipment subject to operating leases	6,158,762	4,368,985
Less accumulated depreciation	(286,374)	(131,569)
	5,872,388	4,237,416
Deposits on flight equipment purchases	544,817	405,549
Deferred debt issue costs—less accumulated amortization of $27,592 and $17,500 as of September 30, 2012 and December 31, 2011, respectively	76,603	47,609
Other assets	120,205	96,057
Total assets	$7,165,478	$5,164,593
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$95,240	$54,648
Debt financing	4,296,076	2,602,799
Security deposits and maintenance reserves on flight equipment leases	380,272	284,154
Rentals received in advance	36,953	26,017
Deferred tax liability	71,265	20,692
Total liabilities	$4,879,806	$2,988,310
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 99,417,998 and 98,885,131 shares at September 30, 2012 and December 31, 2011, respectively	991	984
Class B Non-Voting Common Stock, $0.01 par value; authorized 10,000,000 shares; issued and outstanding 1,829,339 shares	18	18
Paid-in capital	2,191,361	2,174,089
Retained earnings	93,302	1,192
Total shareholders’ equity	2,285,672	2,176,283
Total liabilities and shareholders’ equity	$7,165,478	$5,164,593

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

	Three Months Ended September 30,		Nine Months Ended September, 30
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Revenues
Rental of flight equipment	$172,856	$90,476	$459,643	$219,092
Interest and other	2,069	1,649	6,008	2,592
Total revenues	174,925	92,125	465,651	221,684

Expenses
Interest	35,248	10,993	91,308	30,143
Amortization of discounts and deferred debt issue costs	4,595	2,308	11,553	6,972
Extinguishment of debt	-	-	-	3,349
Interest expense	39,843	13,301	102,861	40,464

Depreciation of flight equipment	57,932	30,657	154,805	73,431
Selling, general and administrative	12,833	11,512	40,750	32,661
Stock-based compensation	7,124	8,314	24,548	30,974
Total expenses	117,732	63,784	322,964	177,530

Income before taxes	57,193	28,341	142,687	44,154
Income tax expense	(20,182)	(10,070)	(50,577)	(15,684)
Net income	$37,011	$18,271	$92,110	$28,470

Net income per share of Class A and Class B Common Stock:
Basic	$0.37	$0.18	$0.91	$0.33
Diluted	$0.36	$0.18	$0.90	$0.33
Weighted-average shares outstanding:
Basic	101,247,337	100,714,470	100,906,094	85,845,031
Diluted	107,875,105	100,767,839	107,574,616	85,946,120

Other financial data:
Adjusted net income(1)	$44,602	$25,122	$115,415	$56,294
Adjusted EBITDA(2)	$161,467	$79,954	$422,683	$188,001

(1)                Adjusted net income (defined as net income before stock-based compensation expense and non-cash interest expense, which includes the amortization of debt issuance costs and extinguishment of debt) is a measure of both operating performance and liquidity that is not defined by United States generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted net income is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted net income provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted net income as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted net income as an analytical tool and a reconciliation of adjusted net income to our GAAP net loss and cash flow from operating activities.

Operating Performance:    Management and our board of directors use adjusted net income in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted net income as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted net income assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted net income helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity:    In addition to the uses described above, management and our board of directors use adjusted net income as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted net income has limitations as an analytical tool, and you should not considered in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

•   adjusted net income does not reflect (i) our cash expenditures or future requirements for capital expenditures or contractual commitments, or (ii) changes in or cash requirements for our working capital needs; and

•   our calculation of adjusted net income may differ from the adjusted net income or analogous calculations of other companies in our industry, limiting its usefulness as a comparative measure.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted net income (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Reconciliation of cash flows from operating activities to adjusted net income:
Net cash provided by operating activities	$132,276	$83,076	$372,496	$166,197
Depreciation of flight equipment	(57,932)	(30,657)	(154,805)	(73,431)
Stock-based compensation	(7,124)	(8,314)	(24,548)	(30,974)
Deferred taxes	(20,182)	(10,070)	(50,573)	(15,684)
Amortization of discounts and deferred debt issue costs	(4,595)	(2,308)	(11,553)	(6,972)
Extinguishment of debt	-	-	-	(3,349)
Changes in operating assets and liabilities:
Other assets	11,727	(900)	20,114	15,427
Accrued interest and other payables	(16,924)	(10,444)	(48,085)	(13,465)
Rentals received in advance	(235)	(2,112)	(10,936)	(9,279)
Net income	37,011	18,271	92,110	28,470
Amortization of discounts and deferred debt issue costs	4,595	2,308	11,553	6,972
Extinguishment of debt	-	-	-	3,349
Stock-based compensation	7,124	8,314	24,548	30,974
Tax effect	(4,128)	(3,771)	(12,796)	(13,471)
Adjusted net income	$44,602	$25,122	$115,415	$56,294

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Reconciliation of net income to adjusted net income:
Net income	$37,011	$18,271	$92,110	$28,470
Amortization of discounts and deferred debt issue costs	4,595	2,308	11,553	6,972
Extinguishment of debt	-	-	-	3,349
Stock-based compensation	7,124	8,314	24,548	30,974
Tax effect	(4,128)	(3,771)	(12,796)	(13,471)
Adjusted net income	$44,602	$25,122	$115,415	$56,294

(2)                Adjusted EBITDA (defined as net income before net interest expense, stock-based compensation expense, income tax expense, and depreciation and amortization expense) is a measure of both operating performance and liquidity that is not defined by GAAP and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted EBITDA provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted EBITDA as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted EBITDA as an analytical tool and a reconciliation of adjusted EBITDA to our GAAP net loss and cash flow from operating activities.

Operating Performance:    Management and our board of directors use adjusted EBITDA in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted EBITDA as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted EBITDA assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted EBITDA helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity: In addition to the uses described above, management and our board of directors use adjusted EBITDA as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

•   adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•   adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs;

•   adjusted EBITDA does not reflect interest expense or cash requirements necessary to service interest or principal payments on our debt; and

•   other companies in our industry may calculate these measures differently from how we calculate these measures, limiting their usefulness as comparative measures.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Reconciliation of cash flows from operating activities to adjusted EBITDA:
Net cash provided by operating activities	$132,276	$83,076	$372,496	$166,197
Depreciation of flight equipment	(57,932)	(30,657)	(154,805)	(73,431)
Stock-based compensation	(7,124)	(8,314)	(24,548)	(30,974)
Deferred taxes	(20,182)	(10,070)	(50,573)	(15,684)
Amortization of discounts and deferred debt issue costs	(4,595)	(2,308)	(11,553)	(6,972)
Extinguishment of debt	-	-	-	(3,349)
Changes in operating assets and liabilities:
Other assets	11,727	(900)	20,114	15,427
Accrued interest and other payables	(16,924)	(10,444)	(48,085)	(13,465)
Rentals received in advance	(235)	(2,112)	(10,936)	(9,279)
Net income	37,011	18,271	92,110	28,470
Net interest expense	39,218	12,642	100,643	39,442
Income taxes	20,182	10,070	50,577	15,684
Depreciation	57,932	30,657	154,805	73,431
Stock-based compensation	7,124	8,314	24,548	30,974
Adjusted EBITDA	$161,467	$79,954	$422,683	$188,001

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Reconciliation of net income to adjusted EBITDA:
Net income	$37,011	$18,271	$92,110	$28,470
Net interest expense	39,218	12,642	100,643	39,442
Income taxes	20,182	10,070	50,577	15,684
Depreciation	57,932	30,657	154,805	73,431
Stock-based compensation	7,124	8,314	24,548	30,974
Adjusted EBITDA	$161,467	$79,954	$422,683	$188,001

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2012	2011
	(unaudited)
Operating Activities
Net income	$92,110	$28,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	154,805	73,431
Stock-based compensation	24,548	30,974
Deferred taxes	50,573	15,684
Amortization of discounts and deferred debt issue costs	11,553	6,972
Extinguishment of debt	—	3,349
Changes in operating assets and liabilities:
Other assets	(20,114)	(15,427)
Accrued interest and other payables	48,085	13,465
Rentals received in advance	10,936	9,279
Net cash provided by operating activities	372,496	166,197
Investing Activities
Acquisition of flight equipment under operating lease	(1,651,831)	(1,706,278)
Payments for deposits on flight equipment purchases	(185,373)	(278,820)
Acquisition of furnishings, equipment and other assets	(71,484)	(66,910)
Net cash used in investing activities	(1,908,688)	(2,052,008)
Financing Activities
Issuance of common stock	43	867,365
Tax withholdings on stock-based compensation	(7,312)	(8,456)
Net change in unsecured revolving facilities	(28,000)	153,000
Proceeds from debt financings	2,042,389	800,043
Payments in reduction of debt financings	(344,912)	(62,376)
Restricted cash	(15,627)	(26,143)
Debt issue costs	(39,487)	(10,338)
Security deposits and maintenance reserve receipts	108,968	127,262
Security deposits and maintenance reserve disbursements	(21,994)	(3,720)
Net cash provided by financing activities	1,694,068	1,836,637
Net increase (decrease) in cash	157,876	(49,174)
Cash and cash equivalents at beginning of period	281,805	328,821
Cash and cash equivalents at end of period	$439,681	$279,647
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $13,698 at September 30, 2012 and capitalized interest of $7,297 at September 30, 2011	$68,307	$34,849
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment under operating leases	$136,850	$33,408